Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BioFuel Energy, Corp. (the ‘‘Corporation’’) on Form 10-Q for the quarterly period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), I, David J. Kornder, Executive Vice President and Chief Financial Officer of the Corporation, certify to my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.
/s/ David J. Kornder David J. Kornder Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to BioFuel Energy Corp. and will be retained by BioFuel Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.